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                          Exhibit 1 to Schedule 13G

                      RE: AUTHENTIC FITNESS CORPORATION
                   COMMON STOCK, PAR VALUE $0.001 PER SHARE


        Pursuant to Securities and Exchange Commission Regulation 240.13d-1(f)(1), the undersigned persons agrees that a statement may be filed on behalf of each of the undersigned persons by General Electric Capital Corporation with respect to Common stock, par value $0.001 per share, issued by Authentic Fitness Corporation. Further, each of the undersigned agrees that General Electric Capital Corporation, by any of its duly elected officers, shall be authorized to sign from time to time on behalf of the undersigned, any amendments to this Schedule 13G or any statements on Schedule 13D relating to Authentic Fitness Corporation which may be necessary or appropriate from time to time.

                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By:      /s/ Michael A. Gaudino
                                       --------------------------------
                              Name:    Michael A. Gaudino
                              Title:   Vice President and General Manager

                              Dated:   February 13, 1997


                              GENERAL ELECTRIC CAPITAL SERVICES, INC.


                              By:      /s/ Nancy E. Barton
                                       --------------------------------
                              Name:    Nancy E. Barton
                              Title:   Sr. Vice President, General Counsel &
                                       Secretary Legal

                              Dated:   February 13, 1997


                              GENERAL ELECTRIC COMPANY


                              By:      /s/ Michael A. Gaudino
                                       --------------------------------
                              Name:    Michael A. Gaudino
                              Title:   Attorney-in-Fact

                              Dated:   February 13, 1997